# AMENDING AGREEMENT

**THIS AMENDING AGREEMENT** is dated effective as of March 22, 2013.

**BETWEEN:**

> **AMERICAN BONANZA GOLD CORP.**, a corporation with offices in Vancouver, British Columbia (**"AmBon"**)
>
> \- and -
>
> **BONANZA EXPLORATIONS INC.** a wholly owned subsidiary corporation of AmBon (**"BEI"**)
>
> \- and -
>
> **NEMI NORTHERN ENERGY & MINING INC.**, a corporation formed under the laws of British Columbia (**"NEMI"**)

**WHEREAS** NEMI provided a loan to AmBon in the principal amount of US$100,000 as evidenced by a promissory note dated November 23, 2012 granted by AmBon in favour of NEMI (and acknowledged and agreed to by BEI) (the **"Note"**);

**AND WHEREAS** the parties hereto wish to amend certain terms of the Note as set forth in this Amending Agreement;

**NOW THEREFORE**, in consideration of the premises and the respective covenants and agreements set forth herein and in the Note, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

## 1. Interpretation

This Amending Agreement is supplemental to and shall form one agreement with the Note, and the Note and this Amending Agreement shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.

## 2. Amendments

The parties hereto acknowledge and agree that the second paragraph of Section 1 of the Note shall be deleted in its entirety and replaced with the following:

> "Subject to Section 2, the Principal Amount shall be repaid to the Lender as follows:
>
> (a) as to the amount of **$33,333.00**, on the date that is 6 months from the date hereof;
>
> (b) as to the amount of **$33,333.00**, on the date that is 7 months from the date hereof; and
>
> (c) as to the amount of **$33,334.00**, on the date that is 8 months from the date hereof."

## 3. Confirmation

The parties hereto hereby acknowledge and confirm that, except as specifically amended by the provisions of this Amending Agreement, all of the terms and conditions contained in the Note are and shall remain in full force and effect, unamended, in accordance with the provisions thereof, except as may otherwise be required to effect the amendments set out in this Amending Agreement.

## 4. Enurement

This Amending Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

## 5. Time

Time shall be of the essence of this Amending Agreement.

## 6. Governing Laws

This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

## 7. Execution in Counterpart

This Amending Agreement may be executed by the parties in separate counterparts (and by facsimile transmission or by a scanned copy by electronic mail) each of which when so executed and transmitted or delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

**IN WITNESS WHEREOF** the parties hereto have caused this Amending Agreement to be duly executed as of the date and year first above written.

**AMERICAN BONANZA GOLD CORP.**

Per: [signature]
Name: Brian Kirwin
Title: President & CEO

**BONANZA EXPLORATIONS INC.**

Per: [signature]
Name: Brian Kirwin
Title: President

**NEMI NORTHERN ENERGY & MINING INC.**

Per: [signature]
Name: MICHAEL COONEY
Title: CEO

**IN WITNESS WHEREOF** the parties hereto have caused this Amending Agreement to be duly executed as of the date and year first above written.

**AMERICAN BONANZA GOLD CORP.**

Per: ______________________

Name: Brian Kirwin

Title: President & CEO

**BONANZA EXPLORATIONS INC.**

Per: ______________________

Name: Brian Kirwin

Title: President

**NEMI NORTHERN ENERGY & MINING INC.**

Per: ______________________

Name:

Title: